UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006 (October 2, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 2, 2006, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in Atlanta, Georgia (“Resurgens Plaza”) from an unaffiliated seller, North Atlanta Realty Acquisitions Company, Inc.  Resurgens Plaza is a 27-story office building containing approximately 400,000 combined rentable square feet located on approximately 0.82 acres of land.  The property consists of 17 stories of office space located above a 10-story parking deck.  The contract price for Resurgens Plaza is $110.5 million, excluding closing costs.  We made an earnest money deposit of $2 million on October 2, 2006.  An additional earnest money deposit of $3 million is expected to be paid on or about October 18, 2006.

The consummation of the purchase of Resurgens Plaza is subject to substantial conditions.  Our decision to consummate the acquisition of Resurgens Plaza will generally depend upon:

•      the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•      no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•      our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•      our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Resurgens Plaza.  At the time of this filing, we cannot give any assurances that the closing of this acquisition is probable.

In evaluating Resurgens Plaza as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at Resurgens Plaza is comparable to market rates.  We believe that this property is well located, has acceptable roadway access, is well maintained a nd has been professionally managed.  Resurgens Plaza will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: October 5, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal
and Secretary